As filed with the Securities and Exchange Commission on November 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCYNEXIS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	56-2181648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(201) 884-5485

(Address of principal executive offices) (Zip code)

SCYNEXIS, Inc. 2015 Inducement Award Plan

(Full title of the plan)

Marco Taglietti, M.D.

Chief Executive Officer

SCYNEXIS, Inc.

1 Evetrust Plaza, 13th Floor

Jersey City, NJ 07302-6548

(201) 884-5485

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

EXPLANATORY NOTE

SCYNEXIS, Inc. (the “Registrant ”) is filing this Registration Statement on Form S-8 for the purpose of registering an aggregate of 400,000 additional shares of its Common Stock, issuable to eligible persons under the SCYNEXIS, Inc. 2015 Inducement Award Plan (the “Plan”), which Common Stock is in addition to the shares of Common Stock previously registered for issuance under the Plan on the following Form S-8s (collectively, the “Prior Form S-8s” ) pursuant to the Plan:

•	the Registrant's Registration Statement on Form S-8 filed on May 10, 2021 (File No. 333-255967);
•	the Registrant's Registration Statement on Form S-8 filed on August 7, 2019 (File No. 333-233084); and
•	the Registrant's Registration Statement on Form S-8 filed on June 5, 2015 (File No. 333-204770)

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8s are incorporated herein by reference and made a part hereof.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by SCYNEXIS, Inc. (the “Registrant”) with the Securities and Exchange Commission (“SEC”) are incorporated by reference into this Registration Statement (SEC File No. 001-36365):

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 29, 2022, as amended by the Registrant’s Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on May 2, 2022.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 12, 2022.

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 15, 2022.

(d) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 9, 2022.

(e) The Registrant’s Current Reports on Form 8-K filed on February 8, 2022, March 10, 2022, April 22, 2022, June 17, 2022, September 30, 2022, and October 20, 2022.

(f) The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 29, 2022.

(g) The other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of SCYNEXIS, Inc. (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36365), filed with the Securities and Exchange Commission on May 12, 2014, and incorporated herein by reference).

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of SCYNEXIS, Inc. (Filed with the SEC as Exhibit 3.2 to our Form 10-Q, filed with the SEC on August 7, 2019, SEC File No. 001-36365, and incorporated by reference here).

4.3

Certificate of Amendment of Amended and Restated Certificate of Incorporation of SCYNEXIS, Inc. (Filed with the SEC as Exhibit 3.1 to our Form 8-K, filed with the SEC on July 16, 2020, SEC File No. 001-36365, and incorporated by reference here).

4.4

Certificate of Amendment of Amended and Restated Certificate of Incorporation of SCYNEXIS, Inc. (Filed with the SEC as Exhibit 3.4 to our Form 10-Q, filed with the SEC on November 9, 2022, SEC File No. 001-36365, and incorporated by reference here).

4.5

Amended and Restated Bylaws of SCYNEXIS, Inc., as currently in effect (Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194192), filed with the Securities and Exchange Commission on February 27, 2014, and incorporated by reference here).

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1

SCYNEXIS, Inc. Amended and Restated 2015 Inducement Award Plan. (Filed with the SEC as Exhibit 10.1 to our Form 10-Q, filed with the SEC on November 9, 2022, SEC File No. 001-36365, and incorporated by reference here).

99.2

Form of Stock Option Grant Notice and Stock Option Agreement under the SCYNEXIS, Inc. Amended and Restated 2015 Inducement Award Plan. (Filed with the SEC as Exhibit 10.1 to our Form 10-Q, filed with the SEC on November 9, 2022, SEC File No. 001-36365, and incorporated by reference here).

99.3

Form of Restricted Stock Unit Agreement under the Amended and Restated 2015 Inducement Award Plan. (Filed with the SEC as Exhibit 10.2 to our Form 10-Q, filed with the SEC on November 9, 2022, SEC File No. 001-36365, and incorporated by reference here).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 8th day of November, 2022.

SCYNEXIS, INC.

By:	/s/ Marco Taglietti
Marco Taglietti, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoint Marco Taglietti, M.D. and Scott Sukenick, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Marco Taglietti	Director, Chief Executive Officer and President (Principal Executive Officer)	November 8, 2022
Marco Taglietti, M.D.

/s/ Ivor Macleod	Chief Financial Officer (Principal Financial and Accounting Officer )	November 7, 2022
Ivor Macleod

/s/ Guy Macdonald	Chairman of the Board of Directors	November 7, 2022
Guy Macdonald

/s/ Armando Anido	Director	November 7, 2022
Armando Anido

/s/ Steven C. Gilman	Director	November 7, 2022
Steven C. Gilman, Ph.D.

/s/ Ann F. Hanham	Director	November 7, 2022
Ann F. Hanham, Ph.D.

/s/ David Hastings	Director	November 7, 2022
David Hastings

/s/ Brian Philippe Tinmouth	Director	November 7, 2022
Brian Philippe Tinmouth